Exhibit 99.1

NEWS RELEASE	For Immediate Release Contact: Joe Fazzino 860-263-4725 joe.fazzino@virtus.com

Virtus Investment Partners Announces Second Quarter 2010 Financial Results;

Amends Credit Facility;

Exercises Call Provision for $9.8 Million of Preferred Shares

–	Operating Income, as Adjusted, Improves 46 Percent to $5.3 Million; Operating Income Improves to $1.2 Million from $0.7 Million

–	Long-Term Mutual Fund Sales of $1 Billion, Positive Net Flows of $266.9 Million

–	Overall Positive Net Flows of $168.1 Million; Fifth Consecutive Quarter of Positive Net Flows

–	Total Assets Under Management at $25.1 Billion; Long-Term Assets Under Management at $22.3 Billion

Hartford, CT, August 2, 2010 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported results for the second quarter of 2010 that included the fifth consecutive quarter of positive net flows and improvement in operating margin, as adjusted.

Operating income, as adjusted, was $5.3 million for the quarter ended June 30, 2010, a 46 percent improvement over $3.6 million in the first quarter. In the second quarter of 2009, operating income, as adjusted, was $0.8 million. Operating margin, as adjusted, improved to 20 percent from 14 percent in the prior quarter and 4 percent in the second quarter of 2009. Operating income, as adjusted, and operating margin, as adjusted, exclude certain non-cash and other items as described in the table on page 11.

Operating income was $1.2 million in the second quarter, compared with $0.7 million in the prior quarter and a loss of $2.8 million in the second quarter of 2009. Operating margin was 3 percent in the second quarter, compared with 2 percent in the prior quarter and negative 10 percent in the second quarter of 2009. Net income was $0.4 million for the current quarter, compared with $1.1 million in the prior quarter and a net loss of $2.2 million in the second quarter of 2009. Net loss attributable to common stockholders, which reflects the quarterly dividend to preferred shareholders, was $0.5 million or $0.08 per diluted common share, compared with net income of $0.2 million or $0.03 per diluted common share in the first quarter and a net loss of $3.1 million or $0.54 per diluted common share in the second quarter of 2009. Operating income, net income and net loss attributable to common stockholders include $1.1 million of pre-tax restructuring and severance costs in the second quarter of 2010.

-more-

Virtus Investment Partners, Inc. 2

Virtus ended the quarter with assets under management of $25.1 billion, compared with $25.6 billion at March 31, 2010 and $22.4 billion at June 30, 2009. Long-term assets under management, which exclude money market funds, were $22.3 billion at June 30, 2010 compared with $22.6 billion at March 31, 2010 and $18.4 billion at June 30, 2009.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income (loss), as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts on page 11. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other non-cash and identified amounts.

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	Change	3/31/2010	Change	6/30/2010	6/30/2009	Change
Ending Assets Under Management (in billions)	$25.1	$22.4	12%	$25.6	(2)%	$25.1	$22.4	12%
Average Assets Under Management (in billions)	$25.7	$21.9	17%	$25.4	1%	$25.6	$22.1	16%

Gross Flows (in millions)	$1,122.0	$910.4	23%	$1,399.8	(20)%	$2,521.8	$1,560.2	62%
Net Flows (in millions)	$168.1	$43.7	N/M	$407.2	(59)%	$575.3	$(469.6)	N/M

Revenue	$34,788	$27,181	28%	$33,447	4%	$68,235	$53,432	28%
Revenue, as adjusted (1)	$27,002	$19,732	37%	$26,103	3%	$53,105	$39,145	36%

Operating expenses	$33,571	$30,003	12%	$32,740	3%	$66,311	$60,725	9%
Operating expenses, as adjusted (1)	$21,729	$18,941	15%	$22,497	(3)%	$44,226	$39,787	11%

Operating income (loss)	$1,217	$(2,822)	N/M	$707	72%	$1,924	$(7,293)	N/M
Operating income (loss), as adjusted (1)	$5,273	$791	N/M	$3,606	46%	$8,879	$(642)	N/M

Net income (loss)	$413	$(2,248)	N/M	$1,060	(61)%	$1,473	$(8,026)	N/M
Net income (loss) attributable to common stockholders	$(487)	$(3,148)	85%	$160	N/M	$(327)	$(9,986)	97%
Avg. shares outstanding - diluted (in thousands)	5,854	5,811	1%	6,143	(5)%	5,843	5,800	1%
Net income (loss) per diluted share	$(0.08)	$(0.54)	85%	$0.03	N/M	$(0.06)	$(1.72)	97%

Operating margin	3%	(10)%		2%		3%	(14)%
Operating margin, as adjusted (1)	20%	4%		14%		17%	(2)%

N/M - Not Meaningful

(1)	See “Schedule of Non-GAAP Information” on page 11

Management Commentary

“We were pleased to deliver improvements in operating income and margin, as adjusted, and to maintain our positive net flows during a difficult period in the financial markets,” said George R. Aylward, president and chief executive officer.

“While the broader equity markets were down 10 percent or more in the quarter, sales in the Virtus Mutual Funds remained strong. Our diverse product offerings provide investors with attractive options for a range of market environments, and in the second quarter, investors showed continued interest in our fixed income products as well as equity products like our new AlphaSector quantitative strategy, which is intended to limit exposure to prolonged market downturns.”

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3

Aylward noted that the quarter reflects an increase in operating income, as adjusted, and improvement in the operating margin, as adjusted, to 20 percent, primarily driven by the benefit of leveragability in our business and increased revenues in the company’s mutual fund business. The relatively flat expenses were the result of continued expense discipline and the absence of any other material items of note in the financial results during the quarter.

“The increase in revenue, combined with stable operating expenses, demonstrates the scalability of our business model. We are focused on improving our profitability by further leveraging the scale in our investment strategies while maintaining our expense discipline,” Aylward said.

“In addition to our focus on growing the business and improving profitability, we have also been active on other business opportunities as well as enhancing our capital structure, as evidenced by our recent announcements about the variable insurance trust, our credit facility, and the notice of the preferred stock call,” Aylward added.

Asset Flows and Assets Under Management

The company achieved a fifth consecutive quarter of positive net flows with sales remaining above $1.0 billion for the fourth consecutive quarter.

•

Total sales in the quarter were $1.1 billion, compared with $1.4 billion in the prior quarter. The company had positive net flows of $168.1 million in the quarter, compared with $407.2 million in the prior quarter. Institutional products sales declined to $31.5 million from $294.7 million in the prior quarter, with net outflows of $44.0 million compared with positive net flows of $111.6 million in the prior quarter.

•

Long-term mutual fund sales were $975.4 million in the quarter, with positive net flows of $266.9 million. By comparison, sales of long-term mutual funds were $988.6 million in the first quarter, with positive net flows of $334.8 million. Fifty-eight percent of long-term mutual fund sales were from fixed income funds; 42 percent were from equity or alternative funds.

•

Assets under management at June 30 were $25.1 billion, as market depreciation of $795.4 million offset positive net flows of $168.1 million. Long-term mutual fund assets, which exclude money market funds, were $13.4 billion at the end of the first quarter, compared with $13.8 billion at March 31.

•

Average assets under management, which correspond to the company’s fee-earning asset levels, were $25.7 billion for the quarter ended June 30, 2010, an improvement of 1 percent from $25.4 billion for the quarter ended March 31, 2010. Ending assets under management for separately managed accounts, which will form the basis for third-quarter revenue, were down 5 percent to $3.5 billion at June 30.

•

Average net management fees earned were 36.4 basis points, down from 38.9 in the first quarter. The first quarter included the recognition of the recovery of a cumulative subordinated fee from a structured product earned in prior periods; excluding the 2.0-basis-point impact of that recovery, the blended fee rate for the first quarter would have been 36.9 basis points.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Revenue

Total revenue improved both sequentially and from the prior year period driven primarily by increased mutual fund revenue.

•

Second quarter revenue of $34.8 million was up 4 percent from $33.4 million in the first quarter of 2010, and up 28 percent from $27.2 million in the second quarter of 2009. The improvement from the prior quarter is primarily attributable to continued positive flows, as well as an increase in mutual fund revenues.

•

Revenue, as adjusted, which is net of certain mutual fund distribution and administration expenses, was $27.0 million in the second quarter, or 3 percent greater than $26.1 million in the prior quarter, and 37 percent higher than $19.7 million in the second quarter of 2009.

•

Investment management fees were $23.4 million in the second quarter, down from $24.4 million in the first quarter, primarily reflecting the impact of the recognition in the prior quarter of cumulative subordinated fees earned in prior periods from a structured product. Excluding the cumulative fees of $1.3 million in the prior quarter, investment management fees were up 1 percent sequentially.

Expenses

Operating expenses, as adjusted, declined from the first quarter primarily due to a decrease in employment expenses. Total operating expenses increased from the prior quarter primarily as a result of certain severance and stock-based compensation expenses.

•

Operating expenses of $33.6 million in the second quarter were 3 percent higher than the $32.7 million in the prior quarter and 12 percent higher than the $30.0 million in the second quarter of 2009. Stock-based compensation of $1.2 million in the second quarter of 2010, compared with $0.8 million in the prior quarter, includes the recognition of the stock portion of the annual retainer for the board of directors. The quarter also included $1.1 million of restructuring and severance costs.

•

Operating expenses, as adjusted, which exclude distribution and administration expenses, restructuring and severance charges, and certain non-cash charges, were $21.7 million in the quarter, down 3 percent from the prior quarter. The first quarter included payroll taxes associated with the payment of annual incentive compensation.

•

Employment expenses of $15.5 million in the second quarter were 5 percent lower than $16.4 million in the prior period, primarily due to payroll taxes on annual incentive compensation paid in the first quarter.

•

Other operating expenses were $7.4 million in the quarter, compared with $7.0 million in the prior quarter and $7.0 million in the second quarter of 2009. Other operating expenses included $0.4 million and $0.5 million of stock-based compensation related to the annual retainer for directors in the second quarters of 2010 and 2009, respectively.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Product Management

Virtus’ recent product management efforts included:

•

On July 1, Virtus introduced the Virtus Premium AlphaSector Fund, an extension of Virtus’ AlphaSector™ product suite that is subadvised by quantitatively-based investment firm F-Squared Investments, Inc.

•	At the end of June, the company merged three small-cap funds with approximately $244 million of assets into three other small-cap funds managed by Kayne Anderson Rudnick, an affiliated manager.

•

HIM Monegy, a subsidiary of Harris Investment Management, Inc. that specializes in managing high yield assets, was appointed subadviser of the Virtus High Yield Income Fund, which has approximately $47 million in assets.

Balance Sheet, Liquidity and Capital Resources

At the end of the second quarter, the company had $40.2 million of cash, cash equivalents and marketable securities, compared with $32.1 million at March 31, 2010 and $32.8 million at June 30, 2009.

Working capital at the end of the second quarter was $37.3 million, compared with $34.5 million at the end of the first quarter and $22.8 million at June 30, 2009. On July 2, 2010, the company paid the first quarter $0.9 million quarterly dividend payment on its convertible preferred shares.

Credit Facility Amendment

On August 2, the company amended its existing credit facility with new terms that include an increased credit limit and an extension of the maturity by more than two additional years to September 2013. This amendment sets a maximum available credit limit of $30.0 million for the full term, subject to certain conditions. The amended facility also revises covenants and has a more favorable variable interest rate. Under the previous terms, the current maximum available credit limit of $30.0 million would have declined to $18.0 million on September 1, 2010. The company currently has $15.0 million outstanding on the facility. The execution of the amendment provides additional flexibility for the company’s long-term capital management needs.

Exercise of Call Option on Convertible Preferred Shares

Virtus also announced today it has issued notice to exercise its right to call a portion of the 8% Series B Convertible Preferred Stock held by Harris Bankcorp Inc., a U.S. subsidiary of Bank of Montreal. Under the terms of the investment agreement, Virtus has the right to call 9,783 of the 45,000 shares of outstanding preferred stock at a call price of $1,000 per share, plus any unpaid accrued dividends. Harris, at its option, may convert the preferred shares into approximately 375,000 shares of common stock, representing a conversion price of $26.10 per share.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6

Balance Sheet Highlights (Unaudited)

(Dollars in thousands)

	As of			As of
	6/30/2010	6/30/2009	Change	3/31/2010	Change
Cash and cash equivalents	$31,586	$25,589	23%	$22,217	42%
Marketable securities	$8,648	$7,233	20%	$9,856	(12)%
Current portion of long term note payable	$—	$10,000	N/M	$—	N/M
Long-term note payable	$15,000	$8,000	88%	$15,000	0%
Convertible preferred shares	$46,800	$46,800	0%	$45,900	2%
Stockholders’ equity	$31,593	$28,388	11%	$31,083	2%

Working capital (1)	$37,306	$22,850	63%	$34,523	8%

N/M - Not Meaningful

(1)	Working capital is defined as current assets less current liabilities.

Variable Insurance Trust Transaction

As previously announced, on July 26 Virtus entered into an agreement to become the adviser and distributor of the $1.5 billion Phoenix Edge Series Fund, a variable insurance trust that provides investment options to variable annuities and life insurance products. The transaction, which is expected to close in the fourth quarter, subject to the approval of Edge Series Fund shareholders, is expected to add $1.2 billion in assets and will provide new distribution opportunities. Virtus’ affiliated investment managers that currently subadvise approximately $300 million of Edge Series assets have been appointed to subadvise an additional $500 million, subject to shareholder approval. The remaining $700 million is managed by unaffiliated subadvisers.

Conference Call

Virtus Investment Partners management will host an investor conference call on Tuesday, August 3 at 10 a.m. Eastern to discuss these financial results and related matters. The conference call will be broadcast live over the Internet at www.virtus.com in the Investor Relations section. The call can also be accessed by telephone at 800.860.2442 if calling from within the U.S. or 412.858.4600 if calling from outside the U.S. (Passcode: Virtus). A replay of the call will be available through August 20 on Virtus’ Web site, www.virtus.com, in the Investor Relations section or by telephone at 877.344.7529 if calling from within the U.S. or 412.317.0088 if calling from outside the U.S. (Conference Number: 443105). The presentation that will be reviewed as part of the conference call will be available on the Investor Relations section of our Web site.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Virtus Mutual Funds are distributed by VP Distributors, Inc., a subsidiary of Virtus Investment Partners. Additional information can be found at www.virtus.com.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “should,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, expected cost savings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following: (a) the effects of adverse market and economic developments on all aspects of our business; (b) any poor relative investment performance of our asset management strategies and any resulting outflows of assets; (c) any lack of availability of additional and/or replacement financing, as may be needed, on satisfactory terms or at all; (d) any inadequate performance of third-party relationships; (e) the withdrawal of assets from under our management; (f) our ability to attract and retain key personnel in a competitive environment; (g) the ability of independent trustees of our mutual funds and closed-end funds, and other clients, to terminate their relationships with us; (h) the possibility that our goodwill or intangible assets could become impaired, requiring a charge to earnings; (i) the strong competition we face in our business; (j) potential adverse regulatory and legal developments; (k) the difficulty of detecting misconduct by our employees, subadvisers and distribution partners; (l) changes in accounting or regulatory standards or rules; (m) the ability to satisfy the financial covenants under existing debt agreements; and (n) certain other risks and uncertainties described in our 2009 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations”. You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

# # #

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	Change	3/31/2010	Change	6/30/2010	6/30/2009*	Change
Revenues
Investment management fees	$23,388	$18,188	29%	$24,414	(4)%	$47,802	$35,978	33%
Distribution and service fees	7,001	5,653	24%	6,409	9%	13,410	10,920	23%
Administration and transfer agent fees	3,964	2,982	33%	2,224	78%	6,188	5,849	6%
Other income and fees	435	358	22%	400	9%	835	685	22%

Total revenues	34,788	27,181	28%	33,447	4%	68,235	53,432	28%

Operating Expenses
Employment expenses	15,458	13,167	17%	16,359	(6)%	31,817	27,513	16%
Distribution and administration expenses	7,786	7,449	5%	7,344	6%	15,130	14,287	6%
Other operating expenses	7,434	6,977	7%	6,983	6%	14,417	13,810	4%
Restructuring and severance	1,100	193	N/M	30	N/M	1,130	630	79%
Depreciation and other amortization	500	375	33%	495	1%	995	743	34%
Amortization of intangible assets	1,293	1,842	(30)%	1,529	(15)%	2,822	3,742	(25)%

Total operating expenses	33,571	30,003	12%	32,740	3%	66,311	60,725	9%

Operating Income (Loss)	1,217	(2,822)	N/M	707	72%	1,924	(7,293)	N/M

Other Income (Expense)
Realized and unrealized gains (losses) on trading securities	(526)	1,268	N/M	349	N/M	(177)	407	N/M
Other income (expense)	3	1	200%	68	(96)%	71	5	N/M

Total other income (expense), net	(523)	1,269	N/M	417	N/M	(106)	412	N/M

Interest (Expense) Income
Interest expense	(267)	(662)	60%	(275)	3%	(542)	(1,092)	50%
Interest income	77	114	(32)%	170	(55)%	247	217	14%

Total interest income (expense), net	(190)	(548)	65%	(105)	(81)%	(295)	(875)	66%

Income (Loss) Before Income Taxes	504	(2,101)	N/M	1,019	(51)%	1,523	(7,756)	N/M
Income tax expense (benefit)	91	147	(38)%	(41)	N/M	50	270	(81)%

Net Income (Loss)	413	(2,248)	N/M	1,060	(61)%	1,473	(8,026)	N/M
Preferred stockholder dividends	(900)	(900)	0%	(900)	0%	(1,800)	(1,960)	8%

Net Income (Loss) Attributable to Common Stockholders	$(487)	$(3,148)	85%	$160	N/M	$(327)	$(9,986)	97%

Earnings (Loss) Per Share - Basic and Diluted	$(0.08)	$(0.54)	85%	$0.03	N/M	$(0.06)	$(1.72)

Weighted Average Shares Outstanding - Basic (in thousands)	5,854	5,811	1%	5,833	0%	5,843	5,800

Weighted Average Shares Outstanding - Diluted (in thousands)	5,854	5,811	1%	6,143	(5)%	5,843	5,800

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9

Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009
By product (period end):
Mutual Funds - Long-term	$13,413.2	$13,820.6	$13,159.1	$12,358.9	$10,963.3
Mutual Funds - Money Market	2,841.0	3,034.2	3,930.6	4,068.2	3,995.2
Separately Managed Accounts	3,451.6	3,642.3	3,551.8	3,405.5	3,041.3
Institutional Products	5,413.7	5,128.2	4,798.2	4,762.6	4,440.4

Total	$25,119.5	$25,625.3	$25,439.7	$24,595.2	$22,440.2

By product (average) (1)
Mutual Funds - Long-term	$13,966.0	$13,504.5	$12,866.3	$11,932.2	$10,717.5
Mutual Funds - Money Market	2,921.9	3,465.8	4,054.1	4,094.2	4,178.4
Separately Managed Accounts	3,642.3	3,551.8	3,405.5	3,041.3	2,731.9
Institutional Products	5,210.9	4,913.5	4,771.6	4,600.0	4,281.5

Total	$25,741.1	$25,435.6	$25,097.5	$23,667.7	$21,909.3

By asset class (period end):
Equity	$11,088.1	$11,897.4	$11,546.7	$11,027.5	$9,668.5
Fixed Income	11,190.4	10,693.7	9,962.4	9,499.5	8,776.5
Money Market	2,841.0	3,034.2	3,930.6	4,068.2	3,995.2

Total	$25,119.5	$25,625.3	$25,439.7	$24,595.2	$22,440.2

Assets Under Management - Average Net Management Fees Earned (2)

(In basis points)

	Three Months Ended
	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009
Mutual Funds - Long-term (3)	43.2	44.4	44.8	44.1	42.7
Mutual Funds - Money Market (3)	5.2	5.1	5.1	5.1	5.2
Separately Managed Accounts	47.3	49.2	48.1	49.5	49.1
Institutional Products (4)	28.2	40.3	32.8	26.1	26.8
All Products	36.4	38.9	36.6	34.5	33.3

(1)	Averages are calculated as follows:

- Mutual Funds - average daily balances

- Separately Managed Accounts - prior quarter ending balance (on which the current quarter’s fees are earned)

- Institutional Products - average of month-end balances in quarter

(2)	Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (1).
(3)	Average fees earned for money market and long-term mutual funds are net of sub-advisory fees.
(4)	Includes structured finance products.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management – Asset Flows by Product

(Dollars in millions)

	Three Months Ended					Six Months Ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009	6/30/2010	6/30/2009
Retail Products
Mutual Funds - Long-term
Beginning balance	$13,820.6	$13,159.1	$12,358.9	$10,963.3	$9,658.1	$13,159.1	$10,744.3
Inflows	975.4	988.6	903.9	790.0	626.2	1,964.0	1,082.2
Outflows	(708.5)	(653.8)	(552.7)	(541.0)	(500.5)	(1,362.3)	(1,156.9)

Net flows	266.9	334.8	351.2	249.0	125.7	601.7	(74.7)
Market appreciation (depreciation)	(654.9)	348.3	484.9	1,184.3	1,122.5	(306.6)	333.5
Acquisitions (dispositions) / Other	(19.4)	(21.6)	(35.9)	(37.7)	57.0	(41.0)	(39.8)

Ending balance	$13,413.2	$13,820.6	$13,159.1	$12,358.9	$10,963.3	$13,413.2	$10,963.3

Mutual Funds - Money Market
Beginning balance	$3,034.2	$3,930.6	$4,068.2	$3,995.2	$4,293.2	$3,930.6	$4,654.0
Change in cash management products	(193.2)	(896.4)	(137.6)	73.0	(298.0)	(1,089.6)	(658.8)

Ending balance	$2,841.0	$3,034.2	$3,930.6	$4,068.2	$3,995.2	$2,841.0	$3,995.2

Separately Managed Accounts
Beginning balance	$3,642.3	$3,551.8	$3,405.5	$3,041.3	$2,731.9	$3,551.8	$3,074.3
Inflows	115.1	116.5	171.3	215.4	216.1	231.6	374.6
Outflows	(169.9)	(155.7)	(159.6)	(160.2)	(212.3)	(325.6)	(545.4)

Net flows	(54.8)	(39.2)	11.7	55.2	3.8	(94.0)	(170.8)
Market appreciation (depreciation)	(134.4)	135.9	145.1	303.9	306.8	1.5	124.3
Change in cash management products	(1.5)	(6.2)	(10.5)	5.1	(1.2)	(7.7)	13.5

Ending balance	$3,451.6	$3,642.3	$3,551.8	$3,405.5	$3,041.3	$3,451.6	$3,041.3

Institutional Products
Institutional Accounts
Beginning balance	$4,219.1	$3,929.8	$3,913.0	$3,662.3	$3,403.3	$3,929.8	$3,415.2
Inflows	31.5	294.7	165.4	54.0	68.1	326.2	103.4
Outflows	(75.5)	(183.1)	(226.6)	(75.9)	(153.9)	(258.6)	(327.5)

Net flows	(44.0)	111.6	(61.2)	(21.9)	(85.8)	67.6	(224.1)
Market appreciation (depreciation)	(15.9)	166.0	87.4	288.6	211.3	150.1	33.1
Change in cash management products	335.6	11.5	(8.1)	6.6	125.0	347.1	147.4
Acquisitions (dispositions) / Other	—	0.2	(1.3)	(22.6)	8.5	0.2	290.7

Ending balance	$4,494.8	$4,219.1	$3,929.8	$3,913.0	$3,662.3	$4,494.8	$3,662.3

Structured Products
Beginning balance	$909.1	$868.4	$849.6	$778.1	$719.2	$868.4	$748.6
Inflows	—	—	—	—	—	—	—
Outflows	—	—	—	—	—	—	—

Net flows	—	—	—	—	—	—	—
Market appreciation (depreciation)	9.8	40.7	18.8	71.5	58.9	50.5	29.5

Ending balance	$918.9	$909.1	$868.4	$849.6	$778.1	$918.9	$778.1

Total
Beginning balance	$25,625.3	$25,439.7	$24,595.2	$22,440.2	$20,805.7	$25,439.7	$22,636.4
Inflows	1,122.0	1,399.8	1,240.6	1,059.4	910.4	2,521.8	1,560.2
Outflows	(953.9)	(992.6)	(938.9)	(777.1)	(866.7)	(1,946.5)	(2,029.8)

Net flows	168.1	407.2	301.7	282.3	43.7	575.3	(469.6)
Market appreciation (depreciation)	(795.4)	690.9	736.2	1,848.3	1,699.5	(104.5)	520.4
Change in cash management products	140.9	(891.1)	(156.2)	84.7	(174.2)	(750.2)	(497.9)
Acquisitions (dispositions) / Other	(19.4)	(21.4)	(37.2)	(60.3)	65.5	(40.8)	250.9

Ending balance	$25,119.5	$25,625.3	$25,439.7	$24,595.2	$22,440.2	$25,119.5	$22,440.2

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be additional metrics for both management and investors to evaluate the company’s financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Six Months Ended
	Jun 30, 2010	Jun 30, 2009	Mar 31, 2010	Jun 30, 2010	Jun 30, 2009

Revenues, GAAP basis	$34,788	$27,181	$33,447	$68,235	$53,432
Less:
Distribution and administration expenses	7,786	7,449	7,344	15,130	14,287

Revenues, as adjusted (1)	27,002	19,732	26,103	53,105	39,145

Operating Expenses, GAAP Basis	33,571	30,003	32,740	66,311	60,725
Less:
Distribution and administration expenses	7,786	7,449	7,344	15,130	14,287
Depreciation and amortization	1,793	2,217	2,024	3,817	4,485
Stock-based compensation	1,163	1,203	845	2,008	1,536
Restructuring and severance charges	1,100	193	30	1,130	630

Operating Expenses, as adjusted (2)	21,729	18,941	22,497	44,226	39,787

Operating Income (Loss), as adjusted (3)	5,273	791	3,606	8,879	(642)

Operating margin, GAAP basis	3%	(10)%	2%	3%	(14)%
Operating margin, as adjusted (3)	20%	4%	14%	17%	(2)%

(1)	Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes revenues, as adjusted, provides useful information to investors because distribution and administrative expenses are costs that are generally passed directly through to external parties. Effective with the 2010 first quarter, the company no longer pays outside service providers for fund administrative and transfer agency services from the fees it collects for open-end funds it manages. These amounts are now paid directly to third-party service providers and, as a result, the revenue and expense previously recorded by the company for these services are no longer reflected. These payments were reported in the above reconciliation of GAAP to non-GAAP revenue and expenses for the 2009 period.
(2)	Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization and impairments attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.
(3)	Operating income (loss), as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above.

The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies. Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com